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Exhibit 2.n.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-effective Amendment No. 1 to this Registration Statement on Form N-2 of our report dated May 31, 2007 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Gladstone Investment Corporation, which appears in such Post-effective Amendment No. 1 to the Registration Statement. We also consent to the reference to us under heading "Experts" in such Post-effective Amendment No. 1 to the Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

McLean, Virginia
March 31, 2008

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  Exhibit 2.n.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM